EXHIBIT 10.1

              MEMO OF UNDERSTANDING BETWEEN PRIDE EQUITIES, INC.
                            AND MARWICH II, LTD.

November 15, 2004

In exchange for issuance of new shares of Marwich II, Ltd. (MII) representing 51% of the issued and outstanding common stock of MII, Pride Equities, Inc. will contribute $30,000 cash and perform consultation services valued at $30,000 to assist MII in attempting to become a currently reporting and trading public company.

Please be aware that there can be no assurance that approval by the SEC and the NASD will be obtained.



Signature   /s/ Michael L. Schumacher
Pride Equities, Inc.
By Michael L. Schumacher, President


Signature   /s/ Peter J. Porath
Marwich II, Ltd.
By Peter J. Porath, Vice President